UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

China BAK Battery, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49712	86-0442833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District Shenzhen, Peoples Republic of China		518119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (86-755) 8977-0093

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure

Set forth below is information in response to two inquiries made during the Company’s quarterly earnings conference call held December 11, 2006.

The first inquiry was in reference to the adjustment of the Company’s reserve for bad debts in its fiscal quarter ended September 30, 2006. The Company made no change in its policy for accounting for allowance for bad debts with respect to its accounts receivable. The Company’s bad debts provision policy is as follows:

Allowance for Doubtful Accounts

The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our accounts receivable. We determine the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in our general and administrative expenses. We review outstanding account balances individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of September 30, 2005 and September 30, 2006, we had not charged off any balances as we had yet to exhaust all means of collection. This bad debt provision policy is consistently adopted during the all periods presented in our annual report on form 10-K for the fiscal year ended September 30, 2006.

Based on past experience, collections progress and evidence of expected settlement, the company assessed recoverability of individual accounts and determined a 15% to 100% provision on those debts past due over 6 months was appropriate.

Aging of accounts Receivable	Balance at June 30, 2006	Balance at September 30, 2006	Balance decrease from quarter to quarter	Provision for accounts receivables at September 30, 2006

Over 6 months	$5,543,504	$3,479,752	$2,063,752	$1,063,285

The Company’s bad debt provision in relation to accounts receivable at June 30, 2006, aged over 6 months, was $2,286,560. Because accounts receivable at September 30, 2006, aged over 6 months, decreased by $2,063,752 as compared to that of June 30, 2006, as shown in the above table, the Company adjusted its bad debt provision from $2,286,560 to $1,063,285 for the quarter ended September 30, 2006, which amounted to an adjustment of $1,223,275. This adjustment was made in accordance with the Company’s approved accounts receivable provision policy, and was reflected in the Company’s financial statements in accordance with generally accepted accounting principles in the United States under a policy that was consistently applied.

The Company believes that the improvement in accounts receivable collections was a direct result of a previously disclosed management initiative to improve the Company’s operating performance in this area.  There were no extraordinary events that contributed to the adjustments.

The second inquiry was in reference to the Company’s inventory of cobalt.  As of September 30, 2006, the value of the Company’s inventory of cobalt was 17.82% and 46.13% of its total inventory and its inventory of raw materials, respectively.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: December 14, 2006	By:	/s/ Xiangqian Li

Xiangqian Li
Chief Executive Officer